Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EveryWare Global, Inc

Lancaster, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2013, relating to the 2012 and 2011 consolidated financial statements of EveryWare Global, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

New York, New York

May 6, 2013